As filed with the Securities and Exchange Commission on March 5, 2015

Registration No. 333-[•]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM  S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COWEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0423711
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

599 Lexington Avenue

New York, New York 10022

(212) 845-7900

(Address, including zip code of Principal Executive Offices)

Cowen Group, Inc. 2010 Equity and Incentive Plan

(Full title of the plan)

Owen S. Littman
General Counsel

Cowen Group, Inc.

599 Lexington Avenue

New York, New York 10022

(212) 845-7900

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of agent for service)

Copies to:

David K. Boston, Esq.

Laura L. Delanoy, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☒ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	7,924,000	$5.19	$41,125,560	$4,778.79

(1)                                 Represents 7,924,000 shares of the Class A Common Stock of Cowen Group, Inc., par value $0.01 per share, issuable pursuant to the Cowen Group, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”).  In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the 2010 Plan, to prevent dilution resulting from stock splits, stock dividends, or similar transactions effected without receipt of consideration.

(2)                                 Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Cowen Group, Inc. (the “Company”), to register 7,924,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), which may be issued under the Cowen Group, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                                                         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into the Registration Statement:

(a)         the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 26, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)         the Company’s Current Report on Form 8-K, filed on February 27, 2015, pursuant to the Exchange Act; and

(c)          the description of the Company’s Class A Common Stock, par value $0.01 per share, which is contained in the Company’s Registration Statement on Form S-1, as amended (File No. 333-163372, initially filed with the Commission on November 25, 2009), including any amendment or report for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.                                                         DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                                                         INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Class A Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher LLP.  Mr. Jack H. Nusbaum, a Partner and the former Chairman of Willkie Farr & Gallagher LLP, serves as a director of the Company and, as such, participates in the 2010 Plan to the same extent as other directors.

Item 6.                                                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Delaware General Corporation Law, a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Delaware General Corporation Law also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the Delaware General Corporation Law to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The Delaware General Corporation Law provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The Delaware General Corporation Law also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Company’s amended and restated certificate of incorporation and amended and restated by-laws permit the Company to indemnify any director or officer of the Company to the fullest extent permitted by Delaware law. The Company’s amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except that liability of a director shall not be eliminated for any breach of the director’s duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derived an improper personal benefit.

The foregoing is only a general summary of certain aspects of Delaware law and the Company’s amended and restated certificate of incorporation and amended and restated by-laws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Delaware General Corporation Law and the amended and restated certificate of incorporation and amended and restated by-laws of the Company.

Item 7.                                                         EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                                                         EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP - Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page hereto).

99.1

Cowen Group, Inc. 2010 Equity and Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement of Cowen Group, Inc. on Schedule 14A for the year ended December 31, 2009, as filed on April 30, 2010).

Item 9.                                                         UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of March 2015.

COWEN GROUP, INC.

By:	/s/ Owen S. Littman
Name:	Owen S. Littman
Title:	General Counsel

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Cowen Group, Inc., hereby severally constitute and appoint Peter A. Cohen, Jeffrey M. Solomon and Owen S. Littman, or any of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Cowen Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter A. Cohen	Chairman of the Board, Chief Executive Officer and President	March 5, 2015
Name: Peter A. Cohen	(Principal Executive Officer)

/s/ Stephen A. Lasota	Chief Financial Officer	March 5, 2015
Name: Stephen A. Lasota	(Principal Financial Officer and Principal Accounting Officer)

/s/ Katherine Elizabethe Dietze	Director	March 5, 2015
Name: Katherine Elizabeth Dietze

/s/ Steven Kotler	Director	March 5, 2015
Name: Steven Kotler

/s/ Jerome S. Markowitz	Director	March 5, 2015
Name: Jerome S. Markowitz

/s/ Jack H. Nusbaum	Director	March 5, 2015
Name: Jack H. Nusbaum

/s/ Jeffrey M. Solomon	Director	March 5, 2015
Name: Jeffrey M. Solomon

/s/ Joseph R. Wright	Director	March 5, 2015
Name: Joseph R. Wright

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP - Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page hereto).

99.1

Cowen Group, Inc. 2010 Equity and Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement of Cowen Group, Inc. on Schedule 14A for the year ended December 31, 2009, as filed on April 30, 2010).